                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: September 9, 1998


                      SALOMON SMITH BARNEY ASSET MANAGEMENT AUSTRALIA LIMITED


                      By: /s/  Victor Filatov
                         --------------------------------------------
                         Name: Victor Filatov
                         Title: Director


                      MUTUAL MANAGEMENT CORP.


                      By: /s/ Christina T. Sydor
                         --------------------------------------------
                         Name:  Christina T. Sydor
                         Title:  Secretary



                      SALOMON SMITH BARNEY HOLDINGS INC.


                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title:  Assistant Secretary



                      TRAVELERS GROUP INC.


                      By: /s/ Charles J. Gallo, Jr.
                         --------------------------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title: Assistant Controller